Exhibit (a)(1)(B)

NOTICE OF WITHDRAWAL
OF SURRENDER OF
1.50% CONVERTIBLE SENIOR NOTES DUE 2024

ISSUED BY
FLUOR CORPORATION

CUSIP Number:  343412AA0

Pursuant to the Tender Offer Statement on Schedule TO filed by

Fluor Corporation

on January 14, 2009

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE RIGHT OF HOLDERS TO SURRENDER NOTES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 2009. NOTES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 13, 2009.

HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:

The Bank of New York Mellon Trust Company, N.A.

By Mail:	By Hand:	By Courier:
The Bank of New York Mellon	The Bank of New York Mellon	The Bank of New York Mellon
101 Barclay Street, 7 East	101 Barclay Street, 7 East	101 Barclay Street, 7 East
New York, New York 10286	New York, New York 10286	New York, New York 10286
Attention: Diane Amoroso	Attention: Diane Amoroso	Attention: Diane Amoroso
Telephone: 1-212-815-2742	Telephone: 1-212-815-2742	Telephone: 1-212-815-2742

For Information:

Bondholder Relations at the Bank of New York Mellon Trust Company, N.A.

1-800-438-5473

Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Tender Offer Statement on Schedule TO, filed on January 14, 2009 (the “Offer Statement”) of Fluor Corporation, a Delaware corporation (the “Company”), and the accompanying Company Notice and Purchase Notice, relating to the offer to purchase by the Company, at the option of the holder thereof, the Company’s 1.50% Convertible Senior Notes due 2024 (the “Notes”) for 100% of the principal amount of the Notes in cash per Note plus accrued and unpaid interest,  if any, to (but excluding) the date of purchase, subject to the terms and conditions of the Indenture, the Notes and related offer materials, as amended and supplemented from time to time (the “Offer”). The purchase date is an Interest Payment Date under the terms of the Indenture.  Accordingly, interest accrued up to the purchase date will be paid to record holders as of the record date for such Interest Payment Date, and the Company expects that there will be no accrued and unpaid interest due as part of the Purchase Price.  Unless the Company defaults in the payment of the Purchase Price in accordance with the Indenture, interest on the purchased Notes will cease to accrue on and after the purchase date.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the surrender of such Notes in the Offer if (1) Notes have been previously surrendered to the Paying Agent, or (2) delivery of such Notes has been previously made by book-entry transfer to the Paying Agent’s account at DTC pursuant to the book-entry transfer procedures described under the caption “Procedures for Surrendering Notes” in the Offer Statement.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to the Company of the Notes described below, which Notes were previously surrendered for purchase pursuant to the Offer Statement.

The undersigned understands that the withdrawal of Notes previously surrendered in this Offer, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Purchase Notice. Such withdrawn Notes may be resurrendered for purchase only by following the procedures for surrendering set forth in the Offer Statement and in the accompanying Company Notice and Purchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	CUSIP Number	Certificate Number(s)*	Aggregate Principal Amount Represented	Aggregate Principal Amount Being Withdrawn**	Aggregate Principal Amount Which Remains Subject to Purchase Notice

TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN

*  Need not be completed by holders who surrendered the Notes by book-entry transfer.

** Unless otherwise indicated in the column labeled “Aggregate Principal Amount Being Withdrawn” and subject to the terms and conditions of the Offer Statement, a holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Principal Amount Represented.”

METHOD OF DELIVERY

☐                                    Check here if Notes were physically delivered to the Paying Agent.

☐                                    Check here if Notes were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:
(Please Print)

Address:
(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW
(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Notes exactly as his (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2009

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone Number:

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

The signature appearing above must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15(a)(2) under the Securities Exchange Act of 1934, as amended) (an “Eligible Institution”) unless (i) the signature above is of the registered holder(s) of the surrendered Notes or (ii) the Notes were surrendered for purchase by the Company for the account of an Eligible Institution.

Authorized Signature:

Printed Name:

Title:

Name of Eligible Institution Guaranteeing Signatures:

Address of Eligible Institution:
(including zip code)

Area Code and Telephone Number.:

Date:	, 2009